Exhibit 99.1
Heliogen Concludes Capella Demonstration, Advancing Next-Generation Concentrated Solar Technology

Through bold strides in engineering and prototyping, the Capella project propels Generation 3 CSP technology forward toward commercialization

PASADENA, Calif., Jan. 23, 2025 — Heliogen Inc. (OTCQX: HLGN) (the “Company”), a leading provider of concentrating solar energy technology, today announced the conclusion of Capella, a first-of-a-kind demonstration project. Jointly funded by Woodside Energy (USA) Inc., a wholly-owned subsidiary of global energy company Woodside Energy Group Ltd (NYSE: WDS; ASX: WDS) (“Woodside”), and the US Department of Energy, the project marked a significant milestone in the journey toward realizing lower-cost lower carbon energy solutions through a novel form of concentrating solar power (CSP) technology that is commonly referred to as “Generation 3” or “Gen 3”.

Capella advanced key technological innovations, targeting the deployment of a 5-MWe concentrated solar power plant. The project concluded after the front-end engineering and design phase, at which point Heliogen and Woodside decided not to pursue construction of the project due to cost escalation. Both parties continue to evaluate opportunities for further collaboration in deploying CSP technology.

“The Capella project achieved several first-ever milestones in prototyping and design, unlocking key learnings critical to improving the techno-economics for Gen 3 CSP,” said Christie Obiaya, CEO of Heliogen.

“We are deeply appreciative of the exceptional collaboration from Woodside,” continued Obiaya. “Our core focus now is on the massive demand growth for dispatchable, reliable low-carbon energy solutions driven by data centers. We are well-positioned to help meet those needs through deployment of our solution that leverages Gen 2 CSP, which is already proven and commercially deployed at scale, further enhanced by Heliogen’s machine-learning software.”

The intent of Gen 3 CSP innovation is to generate higher temperatures than traditional concentrated solar. In contrast, Gen 2 CSP is a mature technology that is successfully operating around the world and has proven capable of providing dispatchable thermal energy at a reduced cost and timeline compared to many other lower carbon energy alternatives.

“Through the collaboration between Woodside and Heliogen on Project Capella, we have demonstrated significant advances across a number of key work scopes. We thank the Heliogen team for its innovation and technical expertise on the project,” said Jason Crusan, Vice President of Energy Solutions, Woodside Energy.

KEY ACHIEVEMENTS OF CAPELLA PROJECT

The project completed several critical milestones, including:

•Front-End Engineering Design (FEED) Completion: Delivered FEED and a Class 2 cost estimate for a commercial-scale CSP plant––the first of its kind.
•Centrec Receiver Development: Advanced the Centrec particle receiver from R&D to prototype scale, incorporating novel design improvements and demonstrating successful heated particle flow;
•Supply Chain Partner Collaboration: Partnered with industry leaders to achieve significant progress on supporting technologies, such as supercritical CO₂ turbine technology with Hanwha Power Systems, and a novel particle heat exchanger (PHX) design.
•Modeling and Simulation Tools: Developed performance and cost modeling tools for Gen 3 particle systems.
•Permitting Progress: Secured key site approvals, including authorization from the Federal Aviation Administration, helping to lay a foundation for future projects.

About Heliogen

Heliogen is a renewable energy technology company focused on decarbonizing industry and empowering a sustainable civilization. The company’s concentrating solar energy and thermal storage systems aim to deliver carbon-free heat, steam, or power at scale to support round-the-clock industrial operations. Powered by AI and computer vision, Heliogen is focused on providing robust clean energy solutions that accelerate the transition to renewable energy, without compromising reliability, availability, or cost. For more information about Heliogen, please visit heliogen.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not historical in nature, including the words “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding expectations for lower-cost lower carbon energy solutions through Gen 3 CSP technology, demand growth for dispatchable, reliable low-carbon energy solutions driven by data centers and Heliogen’s ability to meet that demand, and future collaboration opportunities in deploying CSP technology. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our financial and business performance, including risk of uncertainty in our financial projections and business metrics and any underlying assumptions thereunder; (ii) changes in our business and strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; (iii) our ability to execute our business model, including market acceptance of our planned products and services and achieving sufficient production volumes at acceptable quality levels and prices; (iv) our ability to access sources of capital to finance operations, growth and future capital requirements; (v) our ability to maintain and enhance our products and brand, and to attract and retain customers; (vi) our ability to scale in a cost effective manner; (vii) changes in applicable laws or regulations; (viii) developments and projections relating to our competitors and industry; (ix) unexpected adjustments and cancellations related to our backlog; (x) our ability to protect our intellectual property; and (xi) whether the objectives of the strategic alternative review process will be achieved. You should carefully consider the foregoing factors and the other risks and uncertainties disclosed in the “Risk Factors” section in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2023, as supplemented in our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2024 and June 30, 2024, and other documents filed by Heliogen from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Heliogen assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Heliogen Investor Contact:
Phelps Morris
Chief Financial Officer
Phelps.Morris@Heliogen.com

Heliogen Media Contact:
Sam Padreddii
Manager, Corporate Communications
Sam.Padreddii@Heliogen.com